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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 5, 2004



                                  A.S.V., INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                     0-25620                  41-1459569
 (State or other jurisdiction    (Commission file number)     (I.R.S. Employer
       of incorporation)                                     Identification No.)


                  840 Lily Lane, Grand Rapids, Minnesota 55744
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (218) 327-3434


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01.        Regulation FD Disclosure

                  On October 5, 2004, A.S.V., Inc. ("ASV") issued a press release disclosing it had competed its previously announced acquisition of Loegering Mfg. Inc. of Casselton, North Dakota in a merger transaction. ASV acquired all the outstanding shares of common stock of Loegering for $18,230,000 through the issuance of approximately 430,000 shares of ASV common stock valued at $14.75 million and cash of $3.48 million. Of the total ASV shares issued in the transaction, 130,699 shares will be registered for resale on a Form S-3 Registration Statement. Following completion of the transaction, Loegering became a wholly owned subsidiary of ASV.

                  In a related transaction, ASV acquired real property representing Loegering's manufacturing facility from Loegering affiliates for $1.57 million in cash.

                  For additional information, see the press release included as
                  Exhibit 99 hereto.

Item 9.01.        Financial Statements and Exhibits.

                  c.           Exhibits


                  Exhibit      Description of Exhibit
                  -------      ----------------------

                   99          Press release dated October 5, 2004


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2004



                                                A.S.V., Inc.


                                                By: /s/ Gary Lemke
                                                    ----------------------------
                                                    Its: Chief Executive Officer






                                  EXHIBIT INDEX


          Exhibit     Description of Exhibit
          -------     ----------------------

            99        Press release dated October 5, 2004